UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

CYBER MERCHANTS EXCHANGE, INC.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

INFORMATION STATEMENT
OF
CYBER MERCHANTS EXCHANGE, INC.
5th Floor, QPL Industrial Building, 126-140
Texaco Road, Tsuen Wan, Hong Kong

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about September 27, 2006 to the holders of record as of the close of business on September 6, 2006 of the common and preferred stock of Cyber Merchants Exchange, Inc., a California corporation (the “Company”).

The Board of Directors of the Company has approved, and a total of six (6) shareholders, comprised of two (2) shareholders who own a majority of the current issued and outstanding shares of the Company’s common stock and four (4) shareholders who own 100% of the issued and outstanding Series A Convertible Preferred Stock (“Series A Preferred”) that are entitled to vote on these actions as of September 6, 2006, have consented in writing to the actions described below. The shares of the Company’s capital stock entitled to vote on these actions are hereinafter referred to as the “Voting Shares.” Such approval and consent constitute the approval and consent of a majority of the total number of the Voting Shares and are sufficient under the California Corporations Code and the Company’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other shareholders of the Company for a vote, and this Information Statement is being furnished to shareholders to provide them with certain information concerning the action in accordance with Section 603(b) of the California Corporations Code and the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING SHAREHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common and preferred stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Cyber Merchants Exchange, Inc.
c/o Mr. Chung Kwok
5th Floor, QPL Industrial Building, 126-140
Texaco Road, Tsuen Wan, Hong Kong

INFORMATION ON CONSENTING SHAREHOLDERS

Pursuant to the Company’s Bylaws and the California Corporations Code, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting. As of the record date, there were 12,969,040 issued and outstanding shares of common stock (“Common Stock”), 1,000,000 issued and outstanding shares of Series A Convertible Preferred stock (“Series A Preferred”) with voting rights equal to 116,721,360 shares of Common Stock, and 1,092,857.1429 issued and outstanding shares of Series B Convertible Preferred stock (“Series B Preferred”) with voting rights equal to 29,310,345 shares of Common Stock. Pursuant to Section 603(a) of the California Corporations Code, six (6) consenting shareholders voted in favor of the actions described herein in a joint written consent, dated September 5, 2006, attached hereto as Exhibit 1. Two of the consenting shareholders are the record and beneficial owners of a total of 11,454,160 or the majority shares of current issued and outstanding shares of Common Stock. The four other consenting shareholders are the record and beneficial owner of a total of 1,000,000 shares or 100% of the issued and outstanding Series A Preferred Stock. Per the Certificate of Determination (the “Certificate”) which designated the rights afforded to holders of the Company’s Series A Preferred shares, Series A Preferred shareholders are entitled to vote as a single class with the holders of Common Stock with respect to any matters that are submitted to holders of Common Stock for a vote, and the Series A Preferred shares are entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred are to be converted. Each share of Series A Preferred Stock is convertible into approximately 116.721 shares of Common Stock. Accordingly, the Series A Preferred shareholders own the voting rights to 116,721,360 or 73.4% of the total issued and outstanding Voting Shares of the Company on an as-converted basis. Combined, the six consenting shareholders constitute 80.6% of the total issued and outstanding Voting Shares on an as-converted basis. No consideration was paid for the consents of the shareholders. The consenting shareholders’ names, affiliations with the Company, and their beneficial holdings are summarized follows:

SERIES A PREFERRED SHAREHOLDERS:	Affiliation	Number of Voting Shares	Percentage of Voting Shares

Chung Kwok	Series A Convertible Preferred Shareholder, Director, President and Chief Executive Officer	23,370,211	14.70%
Prime Corporate Developments Limited (1)	Series A Convertible Preferred Shareholder	78,598,867	49.43%
Lui Sau Wan	Series A Convertible Preferred Shareholder	8,267,763	5.20%
Hamptons Investment Group Limited	Series A Convertible Preferred Shareholder	6,484,519	4.08%

COMMON SHAREHOLDERS:
KI Equity Partners II, LLC	Common Shareholder	8,604,160	5.41%
Worldwide Gateway Co., Ltd	Common Shareholder	2,850,000	1.79%
Total		128,175,520	80.61%

__________
(1)	Ms. Po Nei Sze, Director and Chief Financial Officer, is the sole owner of Prime Corporate Developments Limited and exercises sole voting and investment control over such shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHT OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 6, 2006 with respect to the beneficial ownership of the outstanding shares of the Company’s capital stock by (i) each person known by the Company who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors of the Company; and (iii) all the aforementioned officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of September 6, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 159,000,745 common shares issued and outstanding on a fully converted basis as of September 6, 2006.

Name of Beneficial Owner and Address (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of Shares of Common Stock Beneficially Owned (2)

Chung Kwok	23,370,211		14.70%
Po Nei Sze	78,598,867	(3)	49.43%
Andrew Chang	0		0%
Godwin Wong	0		0%
Prime Corporate Developments Limited	78,598,867	(4)	49.43%
Lui Sau Wan	8,267,763	(6)	5.20%
KI Equity Partners II, LLC c/o Timothy J. Keating, Manager 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111	8,604,160	(5)	5.41%
All Executive Officers and Directors as a Group (4 persons)	101,969,078		64.13%

__________
(1)	Unless otherwise indicated, the address of the beneficial owner will be c/o Infosmart Group Limited, is 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong.

(2)
The amounts of beneficial ownership assumes the conversion of 1,000,000 Series A Preferred Shares, in which each Series A Preferred Share is converted into 116.721360 shares of the Company’s common stock (116,721,360 shares of common stock on an as-converted basis) and the conversion of 1,092,857.143 Series B Preferred Shares, in which each Series B Preferred Share is converted into 26.819924 shares of the Company’s common stock (29,310,345 shares of common stock on an as-converted basis). Percentage of common stock beneficially owned is based on a total of 159,000,745 shares of the Company’s common stock outstanding as of the record date on an as-converted basis. Figures may vary slightly due to rounding.

(3)
Includes 78,598,867 shares of the Company’s common stock owned by Prime Corporate Developments Limited (“Prime Corporate”). Ms. Po Nei Sze is the sole owner of Prime Corporate and exercises sole voting and investment control over such shares.

(4)	Ms. Po Nei Sze is the sole owner of Prime Corporate and exercises sole voting and investment control over the shares owned by Prime Corporate.

(5)	Timothy J. Keating is the manager of KI Equity Partners II, LLC (“KI Equity”), and exercises sole voting and investment control over such shares.

(6)	Ms. Lui Sau Wan’s address is No. 188, Victoria Road, Hong Kong.

CHANGE IN CONTROL

The Board of Directors of the Company is aware that there has been a change in control of the Company.

The Company, Infosmart Group, Limited (“Infosmart”), KI Equity Partners II, LLC and the stockholders of Infosmart entered into a certain share exchange agreement dated July 7, 2006 and amended August 14, 2006 (“Exchange Agreement”) whereby the Company acquired all of the equity interest of Infosmart in exchange for issuing 1,000,000 Series A Convertible Preferred stock to the stockholders of Infosmart. The Exchange Agreement was contingent upon the Company receiving a minimum of $7,000,000 in signed subscriptions (the “Subscription Agreements”) to purchase Series B Convertible Preferred Stock in a private placement offering (the “Financing”) exempt from registration under the Securities Act. On August 16, 2006, the Company received the requisite amount of Subscription Agreements and the transactions contemplated by the Exchange Agreement closed.

In connection with the Exchange Agreement and Financing: (i) effective August 16, 2006, Mr. Kevin R. Keating, Ms. Margie Blackwell, Mr. Luca Toscani and Mr. Jeff Andrews resigned as members of the board of directors of the Company. There were no disagreements between or among Mr. Kevin R. Keating, Ms. Margie Blackwell, Mr. Luca Toscani and Mr. Jeff Andrews and any officer or director of the Company; (ii) effective August 16, 2006, Mr. Kevin R. Keating resigned as the Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of the Company; (iv) effective August 16, 2006, Mr. Kwok Chung, Ms. Po Nei Sze, Mr. Andrew Chung Yuen Chang and Mr. Godwin Wong were appointed as a members of the Company’s Board of Directors (the “New Board”); and (v) effective August 16, 2006, the New Board appointed Mr. Kwok Chung as the Chief Executive Officer and President and Ms. Po Nei Sze as the Chief Financial Officer, Secretary and Treasurer of the Company.

A more detailed description of the above transactions can be found in the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2006.

NOTICE TO SHAREHOLDERS OF ACTION APPROVED BY CONSENTING SHAREHOLDERS

The following action was taken based upon the unanimous recommendation of the Company’s Board of Directors (the “Board”) and the written consent of the consenting shareholders:

ACTION 1

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES

The Board and the consenting shareholders have adopted and approved an amendment to increase the number of the Company’s authorized shares of Common Stock from 40,000,000 to 300,000,000 shares with no par value (the “Authorized Share Amendment”). The text of the resolutions approving the amendment is attached hereto as Exhibit 1.

The Authorized Share Amendment will be implemented by filing a Certificate of Amendment with the Secretary of State of the State of California, a form of which is attached as Exhibit A to the resolution set forth as Exhibit 1. Under federal securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.

As of the record date, the authorized number of shares of the Company’s Common Stock is 40,000,000, of which 12,969,040 shares are issued and outstanding. In addition, in connection with the Exchange Agreement and Financing discussed under the Change in Control section above, the Company issued 1,000,000 Series A Convertible Preferred shares that are convertible into 116,721,360 shares of Common Stock and 1,092,857.143 shares of Series B Convertible Preferred shares that are convertible into 29,310,345 shares of Common Stock. Combined, the Series A and Series B Preferred shares are convertible into 146,031,705 shares of Common Stock. The Company currently does not have a sufficient number of authorized and unissued shares of Common Stock to accommodate these conversions. In addition, the Board believes that additional authorized shares are needed to provide the Company adequate flexibility to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of Common Stock. If we are authorized to issue 300,000,000 shares of Common Stock, then we will be able to issue approximately an additional 140,999,255 shares of Common Stock after the conversion of all of the Series A and Series B Preferred shares.

We have no current plans to issue any of the additional authorized but unissued shares of Common Stock that will become available as a result of the filing of the Certificate of Amendment other than the issuance of common stock to convert the issued and outstanding shares of Series A and Series B Preferred Shares into common stock. Per the conversion rights set forth in the Certificate of Determination for the Series A Preferred shares, as soon as an amendment to the Company’s Articles of Incorporation is filed that creates sufficient authorized shares of common stock to permit full conversion of all 1,000,000 Series A Preferred Shares, then all of the Series A Preferred Shares will be automatically converted into 116,721,360 shares of Common Stock. The Series B Preferred shares are convertible at the election of the shareholders. Assuming that all the Series B Preferred shares are converted after the filing of the Certificate of Amendment, the total number of issued and outstanding shares of Common Stock will be 159,000,745 and there will be 140,999,255 remaining authorized shares of Common Stock available.

After the filing of the Certificate of Amendment and the conversion of the Series A and Series B Preferred Shares, the Board and the consenting shareholders believe that additional authorized shares of Common Stock available can be issued for the raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing shareholders will dilute the ownership of the current shareholders, as well as their proportionate voting rights.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement, the Company’s shareholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the

Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by California law with respect to a merger or other business combinations involving the Company.

Following the filing of the Certificate of Amendment, the number of shares of the Company’s common stock on a fully converted basis will be as follows (subject to slight adjustment for rounding of fractional shares):

	Common Stock Outstanding	Authorized Common Stock
Pre Authorized Share Amendment	12,969,040	40,000,000

After Conversion of 1,000,000 shares of Series A Convertible Preferred Stock (1)	119,000,745	300,000,000

After Conversion of 1,092,857.143 shares of Series B Convertible Preferred Stock (2)	159,000,745	300,000,000
__________
(1)	The 1,000,000 issued and outstanding shares of Series A Convertible Preferred Stock will convert into 116,721,360 shares of the Company’s common stock.

(2)	The 1,092,857.143 issued and outstanding shares of Series B Convertible Preferred Stock are convertible into 29,310,345 shares of the Company’s common stock.

ACTION 2
AMENDMENT TO THE ARTICLES OF INCORPORATION TO
CHANGE THE NAME

The Board and the consenting shareholders unanimously adopted and approved an amendment to the Company’s Articles of Incorporation to change the Company’s name to Infosmart Group, Inc. (the “Name Change”).

The Name Change will be implemented by filing a Certificate of Amendment with the Secretary of State of the State of California (“Certificate of Amendment”). The text of the Certificate of Amendment is attached to this Information Statement as Exhibit A of the resolutions approving the Name Change, which are attached to this Information Statement as Exhibit 1. The Certificate of Amendment will become effective once it is filed with the Secretary of State of California. Under federal securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after mailing this Information Statement to our shareholders.

The Board and the consenting shareholders believe that the Name Change is in the Company’s best interest because it better reflects its current operations and business strategy. Upon filing the Certificate of Amendment, the Company’s name will change to Infosmart Group, Inc.

EXHIBIT 1

AUTHORIZED SHARE AMENDMENT

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY SHAREHOLDERS
OF
CYBER MERCHANTS EXCHANGE, INC.
a California Corporation

The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding capital stock of Cyber Merchants Exchange, Inc., a California corporation (the “Corporation”), acting pursuant to the authority granted by Sections 307(b) and 603(a) of the General Corporation Law of the State of California, and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of September 5, 2006:

AMENDMENT TO ARTICLES OF INCORPORATION
(INCREASE OF AUTHORIZED COMMON SHARES)

WHEREAS, the undersigned have determined, after reviewing the number of currently issued and outstanding shares of the Corporation, that it is in the best interests of the Corporation and its shareholders to increase the number of authorized shares of the Common Stock from 40,000,000 to 300,000,000, as set forth in the Certificate of Amendment attached hereto as Exhibit “A” (the “Certificate of Amendment”);

WHEREAS, the Board deems it to be in the best interests of the Corporation and its shareholders that this action be taken by joint written consent of the shareholders in lieu of a special meeting of the Board and the shareholders;

WHEREAS, subject to and in compliance with Rule 10b-17 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it is deemed to be in the best interests of the Corporation and its shareholders that a record date of on or about September 6, 2006 (the “Record Date”) be set for the Certificate of Amendment;

NOW, THEREFORE, BE IT RESOLVED, that, subject to and in compliance with the Exchange Act, the Corporation shall file the Certificate of Amendment and the number of authorized shares of Common Stock shall be increased from 40,000,000 to 300,000,000;

RESOLVED FURTHER, that the Certificate of Amendment be, and hereby is, approved and adopted in all material respects;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the shareholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of California the Certificate of Amendment, in accordance with applicable law;

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RESOLVED FURTHER, that the Corporation’s Chief Executive Officer, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

AMENDMENT TO ARTICLES OF INCORPORATION
(NAME CHANGE)

WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation to change the name of the Corporation to “Infosmart Group, Inc.;”

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Corporation be amended as set forth in the Certificate of Amendment;

RESOLVED FURTHER, that the Certificate of Amendment be, and hereby is, approved and adopted in all material respects;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the shareholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of California the Certificate of Amendment, in accordance with applicable law;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the shareholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

MAJORITY SHAREHOLDERS

/s/ Kwok Chung	/s/ Lui Sau Wan
Kwok Chung	Lui Sau Wan

Shares: 200,222 Shares of Series A Convertible Preferred Stock with voting rights equal to 23,370,211 shares of Common Stock	Shares: 70,833 Shares of Series A Convertible Preferred Stock with voting rights equal to 8,267,763 shares of Common Stock
Date: September 5, 2006	Date: September 5, 2006

Prime Corporate Developments Limited	Hamptons Investment Group Limited

/s/ Sze Po Nei	/s/ Hui Yan Sui, William
By: Sze Po Nei	By: Hui Yan Sui, William
Its: Director	Its: Director
Shares: 673,389 Shares of Series A Convertible Preferred Stock with voting rights equal to 78,598,867 shares of Common Stock	Shares: 55,556 Shares of Series A Convertible Preferred Stock with voting rights equal to 6,484,519 shares of Common Stock
Date: September 5, 2006	Date: September 6, 2006

KI Equity Partners II, LLC	Worldwide Gateway Co., Ltd.

/s/ Timothy J. Keating	/s/ Andy Lai
By: Timothy J. Keating	By: Andy Lai
Its: Managing Member	Its: Chairman and Chief Executive Officer
Shares: 8,604,160 Shares of Common Stock	Shares: 2,850,000 Shares of Common Stock
Date: September 5, 2006	Date: September 6, 2006

DIRECTORS

/s/ Kowk Chung	/s/ Andrew Chung Yuen Chang
Kwok Chung	Andrew Chung Yuen Chang
Date: September 5, 2006	Date: September 5, 2006

/s/ Sze Po Nei	/s/ Godwin Wong
Sze Po Nei	Godwin Wong
Date: September 5, 2006	Date: September 5, 2006

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EXHIBIT A

CERTIFICATE OF AMENDENT OF
ARTICLES OF INCORPORATION OF
_________________________________

Chung Kwok and Po Nei Sze certify that:

1.	They are the President and the Secretary, respectively, of CYBER MERCHANTS EXCHANGE, INC., a California corporation.

2.	The Articles of Incorporation of the corporation are amended to read in their entirety as follow:

I.	NAME.

The name of the corporation is Infosmart Group, Inc.

III.	AUTHORIZED SHARES.

(a) This corporation is authorized to issue two classes of shares designated respectively as “common shares” and “ preferred shares”. The number of authorized common shares is three hundred million shares (300,000,000); the number of authorized preferred shares is ten million (10,000,000).

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.
The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding common shares of the corporation is 129,690,400 and the total number of outstanding preferred shares of the corporation is 1,092,857.143, taking into account the automatic conversion of the corporation’s Series A Preferred Shares into common shares upon the filing and acceptance of this amendment to the Articles of Incorporation with the Secretary of State of the State of California. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage voted required was more than 50%.

DATE:________________________

____________________________
Kwok Chung, President

____________________________
Sze Po Nei, Secretary